VENTURE CONSULTING GROUP, INC.

                           MASTER CONSULTING AGREEMENT

THIS MASTER CONSULTING AGREEMENT (the "Agreement") is entered into this 18th day of September, 2000 (the "Effective Date"), by and between Venture Consulting Group, Inc., having an address at 5 Whitney Woods Lane, Cohasset, Massachusetts ("Consultant"), and ION Networks, Inc., having an address at 1551 South Washington Avenue, Piscataway, NJ 08854 ("Customer").

         WHEREAS, Consultant is in the business of providing certain business consulting services;

         WHEREAS, Customer desires to engage Consultant, and Consultant desires to be engaged by Customer, to render such services upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       Services
         --------

1.1 Description of Services. Consultant will perform the business consulting services specified in Statements of Work to this Agreement (the "Services"). Consultant shall be appointed by the Board of Directors to provide the Services to Customer. Both Consultant and any of its employees appointed as an officer of the Customer shall report to the Board of Directors of Customer and shall be accountable to the Board for fulfilling the obligations described herein. Each Statement of Work is hereby incorporated into this Agreement by this reference. The Statement of Work will be executed by the parties concurrently with the execution of this Agreement and is attached hereto as Statement of Work No. 1. Any additional Statements of Work shall be initially generated by Consultant and shall become effective when signed by both parties.

1.2      Statements of Work.   Each Statement of Work should include the
following:

         (a) the services, functions, equipment, software, facilities, personnel and other materials, documentation and resources to be provided by each party;

         (b) the requirements and specifications for any work product to be developed by Consultant and delivered to Customer (the "Deliverables");

         (c) estimated delivery dates for the Deliverables; and

         (d) fees payable to Consultant for the Services and Deliverables along with a fee payment schedule.

1.3 Change Procedure. Unless otherwise stated in an applicable Statement of Work, changes to the parties' respective obligations under a Statement of Work shall be made as set forth in this Section 1.3. Customer may request changes to a Statement of Work by providing Consultant with a written request for changes (a "Change Request") that specifies the desired change with at least the same degree of specificity as that contained in the original Statement of Work. Following Consultant's receipt of a Change Request, Consultant shall submit to Customer a written response which should outline the tasks to be performed by each party, schedule and cost changes, and any other items applicable to the Change Request (a "Change Response"). Consultant will charge Customer on a time and, if applicable, material basis, at Consultant's then-current time and, if applicable, material rates, for the time spent by Consultant in analyzing Customer's Change Request and preparing a Change Response. If, within five (5) days after Consultant's delivery of such Change Response to Customer, Customer provides Consultant with written notice of acceptance of the Change Response, the Change Response will amend and become a part of, the applicable Statement of Work. In the event of a conflict among the terms and conditions of the Change Response and the applicable Statement of Work, the terms and conditions of the Change Response shall govern and control. If Customer fails to provide Consultant with written notice of acceptance of the Change Response within said five (5) day period, the Change Response will be deemed rejected by Customer and the original Statement of Work shall remain in full force and effect.

1.4 Cooperation. Customer acknowledges that the successful and timely rendering of the Services will require the good faith cooperation of Customer. Customer shall fully cooperate with Consultant, including without limitation, by: (a) providing Consultant with all information as may be reasonably required by Consultant; and (b) making available to Consultant at least one employee, consultant or director of Customer, reasonably acceptable to Consultant, who shall have substantial relevant knowledge and experience to act as a Project Manager in connection with the rendering of the Services. The name of Customer's Project Manager should be set forth in the applicable Statement of Work. All estimated dates specified in a Statement of Work shall be extended by delays caused by Customer, including without limitation, Customer's submission of Change Requests which impact Consultant's normal schedule.

1.5 Consultant Personnel. Customer acknowledges and agrees that Consultant shall have the right, in its sole discretion, to remove or reassign Consultant's employees, agents, consultants or subcontractors who are assigned to provide the Services hereunder. Consultant agrees to



                                  CONFIDENTIAL
notify Customer before such removal or reassignment if such notice is possible. In the event Customer believes that any of Consultant's employees, agents, consultants or subcontractors are failing to perform the Services in a satisfactory manner, Customer shall notify Consultant as to the reasons for such failure. Upon receipt of such notice or as soon as reasonably practical thereafter, Consultant and Customer shall mutually determine the best course of action to take to resolve such failure, which action may include replacing such personnel.

2.       Payment
         -------

2.1 Customer will pay Consultant in accordance with the fee and payment schedule set forth in the applicable Statement of Work. If the Statement of Work does not designate the fees and/or payment schedule, Customer will pay Consultant in accordance with Consultant's then-current time and material rates no later than the fifteenth day of the month following the period during which the Services were performed by Consultant. Any amount due under this Agreement which is not paid within thirty (30) days after the payment due date shall bear interest from the payment due date to the date of payment at the lesser of one and one half percent (1 1/2%) per month or the highest rate allowable under applicable law.

2.2 Customer shall pay Consultant for all reasonable, documented out-of-pocket and other expenses incurred by Consultant in connection with this Agreement, including without limitation, travel and lodging expenses, long distance calls, and costs of materials and supplies. Payment for such expenses shall be made within thirty (30) days from the date of Consultant's invoice.

2.3 Customer shall be responsible to pay all taxes, however designated, that are levied or imposed by reason of the transactions contemplated by this Agreement, including without limitation all sales, use, transfer, privilege, excise and other taxes and duties, whether international, national, state or local, excluding, however, taxes based on Consultant's net income.

3.       Ownership; Grant of Licenses
         ----------------------------

3.1 Except as otherwise provided herein or in any applicable Statement of Work, the parties agree that all documents, designs, inventions, products, pricing, costs, future plans, business information, process information, technical information, customer lists, computer programs, computer systems, data, computer documentation, ideas, processes, techniques, know-how, knowledge and other proprietary and/or tangible materials authored or prepared by Consultant (and its employees, agents, consultants or subcontractors) for Customer as the Deliverables are the sole and exclusive property of Consultant or its third party licensees.

3.2 Customer acknowledges that Consultant provides business consulting services to other clients, and agrees, subject to Consultant's confidentiality obligations hereunder, that nothing in this Agreement shall be deemed or construed to prevent Consultant from carrying on such business during the Term of this Agreement. In particular, Customer agrees that as part of Consultant's provision of the Services hereunder, Consultant may utilize proprietary works of authorship that have not been created specifically for Customer, including without limitation, software, methodologies, tools, specifications, drawings, sketches, models, samples, records and documentation, as well as copyrights, trademarks, service marks, ideas, concepts, know-how, techniques, knowledge or data, which have been originated, developed or purchased by Consultant or by third parties under contract to Consultant (all of the foregoing, collectively, "Consultant's Information"), and Consultant's Information and Consultant's administrative communications, records, files and working papers relating to the Services are and shall remain the sole and exclusive property of Consultant.

3.3 Except as otherwise provided herein or in any applicable Statement of Work, upon payment in full of all fees and other amounts due under this Agreement and provided that Customer is not in material breach of this Agreement, Consultant grants to Customer a perpetual, worldwide, non-exclusive, non-transferable license to use Deliverables solely for the purpose expressly set forth in any applicable Statement of Work, and Consultant's Information incorporated into the Deliverables solely in connection with Customer's use of the Deliverables. Except as otherwise provided herein or in any applicable Statement of Work, Customer shall not have the right to license, sublicense or otherwise transfer to others the right to use the Deliverables or Consultant's Information without Consultant's prior written consent.

3.4 Any and all data, information, reports, analysis, artwork, logos, graphics, video, text, and other materials, including without limitation, financial data supplied by Customer to Consultant in connection with this Agreement, if any, shall remain the sole and exclusive property of Customer (the "Customer Content").

3.5 Consultant shall have the right to use Customer's name and trademark in its advertising, customer lists and marketing materials, subject to Customer's approval.

4.       Confidentiality
         ---------------


4.1 A party disclosing Confidential Information shall herein be referred to as the "Disclosing Party," and a party receiving Confidential Information hereunder shall herein be referred to as the "Receiving Party."

4.2 "Confidential Information" shall mean, without limitation, (i) any idea, proposal, plan, information, procedure, technique, formula, technology or method of operation, any written or oral information of a proprietary nature, and any intellectual property owned or licensed by a Disclosing Party or relating to a Disclosing Party's or any of its principals' or affiliates' business, projects, operations, finances, activities or affairs, whether of a technical nature or not (including trade secrets, know-how, processes, and other technical or business information), and any proposed change thereto; (ii) any other information disclosed by a Disclosing Party and designated by a Disclosing Party as confidential; and (iii) the Deliverables (until paid for by Customer as provided hereunder), Consultant's Information

                                      -2-
                                  CONFIDENTIAL
and Customer Content. By way of illustration, but not limitation, Confidential Information includes, without limitation, information regarding (i) all of the computer software and technologies, systems, structures, architectures, processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, and information and databases developed, acquired, owned, produced or practiced at any time by a Disclosing Party or any affiliate thereof, software programs and documentation licensed by third parties to a Disclosing Party, and any other similar information or material; (ii) customer lists, telemarketing lists, vendor lists, employee personnel information and policies and procedures; (iii) a Disclosing Party 's products and services; (iv) business or financial information directly or indirectly related to a Disclosing Party's companies and investments; and (v) other processes and procedures employed by a Disclosing Party.

4.3 Notwithstanding Section 4.2, Confidential Information shall not include information: (i) in the public domain (other than as a result of a breach of this Agreement); (ii) in a Disclosing Party's possession prior to its receipt from Receiving Party pursuant to this Agreement; (iii) independently developed by a Receiving Party or known through a party other than Disclosing Party, which party has no duty of confidentiality to Disclosing Party, as demonstrated by written record; or (iv) disclosed pursuant to applicable law or regulation or by operation of law, provided that the Receiving Party may disclose only such information as is legally required, and provided further that the Receiving Party shall provide reasonable notice to the Disclosing Party of such requirement and a reasonable opportunity to object to such disclosure.

4.4 Obligations. Receiving Party agrees to hold all Confidential Information in strict confidence and shall not, without the express prior written permission of Disclosing Party: (i) disclose any Confidential Information to third parties or
(ii) use the Confidential Information for any purpose other than to perform its obligations under this Agreement or for the purpose expressly set forth in the applicable Statement of Work. Without limiting the generality of the foregoing, Receiving Party shall be permitted to disclose Confidential Information only to its officers, employees and consultants who have an absolute need to know such Confidential Information and who are informed of and agree to be bound by the confidentiality obligations set forth herein; provided that Receiving Party will be liable for breach by any such person or entity. Receiving Party shall not make any copies of the Confidential Information except as necessary for the performance of its obligations under this Agreement and for its officers, employees, consultants, attorneys and accountants with a need to know. Any copies which are made shall be identified as belonging to Disclosing Party and marked "confidential," "proprietary" or with a similar legend. Receiving Party shall use commercially reasonable efforts to assist Disclosing Party in identifying and preventing any unauthorized use or disclosure of any Confidential Information. Without limiting the foregoing, Receiving Party shall promptly advise Disclosing Party in the event that it learns or has reason to believe that any person who has had access to Confidential Information has violated or intends to violate the terms of this Section 4, and shall cooperate in seeking injunctive relief against any such person.

4.5 Title. Except as otherwise provided herein, title or the right to possess Confidential Information as between the parties shall remain in Disclosing Party. Receiving Party shall not gain any interest or rights in or to the Confidential Information by virtue of its being disclosed to Receiving Party.

4.6 Return of Confidential Information. Unless the Receiving Party has a license to use the Confidential Information pursuant to Section 3, upon any termination of this Agreement, or at any time upon Disclosing Party's request, Receiving Party shall promptly, at Disclosing Party's option, either return or destroy all (or, if Disclosing Party so requests, any part) of the Confidential Information previously disclosed, and all copies thereof, and Receiving Party shall certify in writing as to its compliance with the foregoing.

4.7 Confidentiality of Agreement. Customer and Consultant will not disclose the terms and conditions of this Agreement to anyone other than their respective attorneys, accountants and other professional advisors, except as required by applicable law or regulation or by operation of law, provided that each party may disclose only such information as is legally required, and provided further that each party shall provide the other with reasonable notice of such requirement and a reasonable opportunity to object to such disclosure.

4.8 Injunctive Relief. The parties agree that, in the event of any breach of any provision hereof, the non-breaching party will not have an adequate remedy in money or damages. The parties therefore agree that, in such event, the non-breaching party shall be entitled to obtain injunctive relief against such breach in any court of competent jurisdiction, without the necessity of posting a bond even if otherwise normally required. Such injunctive relief will in no way limit the non-breaching party's right to obtain other remedies available under applicable law.

5.       Warranties
         ----------

5.1 Warranties of Consultant. Consultant represents and warrants that: (a) the Services will be performed in a commercially reasonable manner in accordance with the standards generally prevailing in the industry; (b) it has all necessary rights and authority to execute and deliver this Agreement and perform its obligations hereunder; and (c) neither this Agreement nor Consultant's performance of its obligations hereunder will place Consultant in breach of any other contract or obligation and will not violate the rights of any third party.

5.2 Warranties of Customer. Customer represents and warrants that (a) it has all necessary rights and authority to execute and deliver this Agreement and perform its obligations hereunder; (b) neither this Agreement nor Customer's performance of its obligations hereunder will place Customer in breach of any other contract or obligation and will not violate the rights of any




                                      -3-
                                  CONFIDENTIAL
third party; (c) the Customer Content is, to Customer's knowledge, accurate, valid and true in all material respects as of the date it is provided to Consultant; and (d) Customer will not use the Deliverables in any manner which is in violation of any law or regulation.

5.3 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5, CONSULTANT EXPRESSLY DISCLAIMS AND CUSTOMER HEREBY EXPRESSLY WAIVES ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5, ALL SERVICES AND DELIVERABLES ARE PROVIDED "AS IS." CONSULTANT IS PROVIDING SERVICES TO ASSIST CUSTOMER. CUSTOMER IS RESPONSIBLE FOR REVIEWING THE DELIVERABLES TO ENSURE THEIR ACCURACY AND COMPLETENESS AND FOR THE RESULTS OBTAINED FROM ITS USE OF THE DELIVERABLES. WITH THE EXCEPTION OF CONSULTANT'S INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS AS SET FORTH IN
SECTION 6, CONSULTANT'S ENTIRE LIABILITY AND CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THIS WARRANTY IS CONSULTANT'S REPERFORMANCE OF THE SERVICES.

6.       Indemnification
         ---------------

6.1 Customer and Consultant hereby agree to indemnify, defend and hold harmless each other from and against any and all actual or threatened claims, actions, damages, liabilities, costs and expenses, including without limitation reasonable attorney's fees and expenses, arising out of or in connection with:
(a) the accuracy, validity or truthfulness of the Customer Content, in the case of the Customer, or Deliverables, in the case of the Consultant, and any representations made by the other party in any documents (including without limitation, any prospectus or business plan); (b) the other party's failure to comply with any applicable law or regulation; (c) third party claims of infringement of any patents, trade secrets, copyrights, trademarks, service marks, trade names or similar proprietary rights alleged to have occurred with respect to Customer Content, in the case of the Customer, or Deliverables, in the case of the Consultant; (d) the death or bodily injury of any person, to the extent that such death or bodily injury was caused by the other party's gross negligence or willful misconduct; (e) the damage, loss or destruction of real or tangible personal property, to the extent that such damage, loss or destruction was caused by the other party's gross negligence or willful misconduct; and (f) any damages incurred directly or by virtue of a claim made by a third party, in either case, arising out of a breach of a party's representations, warranties, covenants or duties arising out of, or in connection with, this Agreement.

6.2 For purposes of this Section 6, each of Consultant and Customer shall be responsible for the actions of their respective directors, employees, agents, consultants, subcontractors and clients whose actions or activities are, either directly or indirectly, under or subject to the reasonable control of Consultant or Customer, as the case may be. For the avoidance of doubt, if Consultant is required to indemnify Customer, then the term consultant as used in this Section
6.2 shall not include Consultant, nor will any of Consultant's actions, or the actions of the employees or agents thereof, be deemed to be the actions of Customer.

7.       Limitation of Liability
         -----------------------

7.1 REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER IN CONTRACT, TORT, STRICT LIABILITY OR CAUSE OF ACTIONS OF ANY NATURE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR RELIANCE, LOSS, DAMAGE OR EXPENSE, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOSS OF USE OR REVENUES, WHETHER OR NOT EITHER PARTY WAS ADVISED, SHOULD HAVE KNOWN OR WAS AWARE OF THE POSSIBILITY OF SUCH LOSS, DAMAGE, OR EXPENSE ARISING OUT OF OR IN CONNECTION WITH ANY ACT OR OMISSION OF SUCH PARTY RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE SERVICES DELIVERABLES AND PRODUCTS, OR ANY PART THEREOF, IN THE CASE OF CONSULTANT, OR THE CUSTOMER CONTENT, CUSTOMER'S PRODUCTS AND SERVICES, OR ANY PART THEREOF, IN THE CASE OF CUSTOMER.

7.2 CONSULTANT'S TOTAL LIABILITY FOR ALL CLAIMS MADE UNDER THIS AGREEMENT SHALL NOT UNDER ANY CIRCUMSTANCES EXCEED THE GREATER OF: (A) $100,000; OR (B) THE SUM TOTAL OF THE FEES PAID BY CUSTOMER TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES. CUSTOMER'S TOTAL LIABILITY FOR ALL CLAIMS MADE HEREUNDER SHALL NOT UNDER ANY CIRCUMSTANCES EXCEED $100,000 PLUS ANY UNPAID FEES DUE TO CONSULTANT HEREUNDER. THE OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT RUN ONLY TO EACH OTHER AND NOT TO ANY OTHER PERSONS OR ENTITIES. NOTWITHSTANDING ANY OTHER TERMS AND CONDITIONS OF THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY AS TO ANY THIRD PARTY INFORMATION OR PRODUCTS PROVIDED TO EACH OTHER, ALL OF WHICH ARE PROVIDED, SOLD OR LICENSED "AS IS," AND THE PARTIES AGREE TO LOOK SOLELY TO THE WARRANTIES AND REMEDIES, IF ANY, PROVIDED BY THE THIRD PARTY. THE LIMITATIONS IN THIS SECTION 7.2 DO NOT APPLY TO THE INDEMNIFICATION OBLIGATIONS OF CONSULTANT OR CUSTOMER FOR THIRD PARTY CLAIMS AS SET FORTH IN
SECTION 6.


                                      -4-
                                  CONFIDENTIAL

7.3 No action arising out of breach of this Agreement or transactions related to this Agreement may be brought by either party more than one (1) year after the cause of action accrued, regardless of the form of the action.

7.4 Both parties understand and agree that the limitations and exclusions set forth herein represent the parties' agreement as to the allocation of risk between the parties in connection with Consultant's obligations under this Agreement. The fees payable to Consultant hereunder reflect, and are set in reliance upon, the allocation of risk and the exclusions and limitations of liability set forth in this Agreement.

8.       Term and Termination
         --------------------

8.1 Term. This Agreement shall commence on the Effective Date and shall remain in effect, unless sooner terminated by either party upon thirty (30) days written notice (the "Term").

8.2 Rights Upon Termination. In the event that this Agreement or any Statement(s) of Work are terminated by either party pursuant to this Section 8, Customer shall have no right to use or exploit in any manner, the Deliverables or the Consultant's Information related to such Statement(s) of Work unless Customer has paid the full fees related thereto. In the event of any termination of this Agreement, Consultant and Customer shall promptly comply with Section
4.6 regarding return or destruction of Confidential Information.

9.       Non-Solicitation of Employees
         -----------------------------

The parties shall not, during the Term and for a period of eighteen (18) months thereafter, directly or indirectly solicit, employ, offer to employ, or engage as a consultant, any employee, agent, consultant or subcontractor of the other party. The parties agree that, in the event of any breach of this Section 9, the non-breaching party will not have an adequate remedy in money or damages. The parties therefore agree that, in such event, the non-breaching party shall be entitled to obtain injunctive relief against such breach in any court of competent jurisdiction, without the necessity of posting a bond even if otherwise normally required. Such injunctive relief will in no way limit the non-breaching party's right to obtain other remedies and damages available under applicable law.

10.      Non-Competition
         ---------------

10.1 During the Term and for a period of eighteen (18) months thereafter, Customer will not directly or indirectly, either individually, in partnership, jointly, or in conjunction with or through the activities of any third person, firm, partnership, corporation or organization of any kind, offer to any person or entity of any kind, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, principal, agent, employee or independent contractor, manage, control, own, operate, be employed by or otherwise render business consulting services similar to or competitive with the services offered by Consultant within any territory in which Consultant offers its services. Customer acknowledges that Consultant offers its services throughout the United States, Canada and the world.

10.2 The parties agree that the restrictions contained in this Agreement are reasonable and necessary because the parties have expended substantial time, money and effort in their business and their Confidential Information, the parties will, during the Term, be entrusted with and exposed to each other's business and Confidential Information and both could, after having been exposed to each other's business and having accessed each other's Confidential Information, become a competitor and either party will suffer great loss and irreparable harm if the other were to directly or indirectly enter into competition with it.

10.3 The parties agree that, in the event of any breach of this Section 10, the non-breaching party will not have an adequate remedy in money or damages. The parties therefore agree that, in such event, the non-breaching party shall be entitled to obtain injunctive relief against such breach in any court of competent jurisdiction, without the necessity of posting a bond even if otherwise normally required. Such injunctive relief will in no way limit the non-breaching party's right to obtain other remedies available under applicable law.

10.4 The parties agree that the duration, geographical scope, activity and subject matter of the non-solicitation and non-competition terms and conditions set forth in this Agreement are fair, reasonable and not excessively broad and are necessary to protect each party's goodwill and Confidential Information and that each party would not have entered into this Agreement but for the other party's agreement to comply with such terms and conditions.

10.5 For purposes of this Section 10, the terms Consultant and Customer shall include its officers, directors, employees, agents, consultants, subcontractors and clients whose actions and activities are controlled by Consultant or Customer, as the case may be, either directly or indirectly. For the avoidance of doubt, the term consultant as used in this Section 10.5 shall not include Consultant, nor will any of Consultant's actions, or the actions of the employees or agents thereof, be deemed to be the actions of Customer.

11.      Independent Contractor
         ----------------------
Consultant (including any and all Consultant employees, agents, consultants or subcontractors), in performance of this Agreement, is acting as an independent contractor and not as an employee or agent of Customer. Consultant shall have exclusive control of the manner and means of performing its obligations under this Agreement. Each party shall be solely responsible for the supervision, daily direction and control of its employees and payment of their salaries (including withholding of appropriate payroll taxes), workers' compensation, disability, health insurance and other benefits. Nothing in this Agreement shall be construed as making either party the agent of the other party, as granting to the other party the right to enter into any contract on behalf of the other party, or as establishing a partnership, franchise or joint venture between the




                                      -5-
                                  CONFIDENTIAL
parties. Under no circumstances shall the employees of one party be deemed to be employees of the other party for any purpose.

12.      Security Rules
         --------------

Each party agrees to comply with the other party's reasonable security rules and measures when on the other party's premises and to instruct all of its personnel who enter upon the other party's premises to comply with such security rules and measures. Each party agrees, at its own cost and expense, to provide the other party with sufficient work space and supplies solely for the purpose of each party's performance of its obligations under this Agreement.

13.      Force Majeure
         -------------

Neither party shall be deemed in default or otherwise liable for any delay in or failure of its performance under this Agreement or any Statement of Work (other than payment obligations) by reason of any Act of God, fire, natural disaster, accident, riot, act of government, strike or labor dispute, shortage of materials or supplies, failure of transportation or communication or of suppliers of goods or services, or any other cause beyond the reasonable control of such party. Performance times shall be considered extended for a period of time equivalent to the time lost because of such delay.

14.      Governing Law; Entire Agreement
         -------------------------------

This Agreement and each Statement of Work shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to its conflict of laws provisions. The exclusive jurisdiction and venue for all legal actions arising out of or related to this Agreement shall be in courts of competent subject matter jurisdiction located in the Middlesex County, New Jersey, and the parties hereby consent to the jurisdiction of such courts. This Agreement, together with any Statements of Work executed pursuant hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous or contemporaneous agreements, proposals, understandings and representations, written or oral, with respect to the subject matter hereof. Neither this Agreement nor any Statement of Work may be modified or amended except in a writing signed by duly authorized representatives of each party. To the extent there is such a conflict between the terms and conditions of a Statement of Work and the terms and conditions of this Agreement, the terms and conditions of the Statement of Work shall govern and control unless otherwise specified in the Statement of Work.

15.      Notices
         -------

All notices, consents and approvals, including notices of address changes, required or permitted to be given by either party under this Agreement shall be in writing and shall be deemed given when delivered in person or sent by registered or certified mail or by reputable overnight commercial delivery to the address set forth on page 1; provided, however, that notices to Consultant shall be sent to the attention of its General Counsel.

16.      Severability
         ------------

It is the desire and intent of Consultant and Customer that the terms and conditions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be overly broad, invalid or unenforceable as written, it is the desire and intent of Consultant and Customer that the court will revise such provision as it deems necessary to make it consistent with the law and public policy of the jurisdiction and governing law and enforce the provision as so revised. In particular, if any one or more provisions contained in this Agreement shall for any reason be adjudicated to be excessively broad as to duration, geographical scope, activity or subject matter, it is the desire and intent of Consultant and Customer that the court shall modify such provisions to reduce their breadth to whatever extent and in whatever manner it deems necessary to render them reasonable and enforceable to the maximum extent compatible with applicable law. In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected.

17.      Survival
         --------

In the event of any termination of this Agreement, the parties agree that Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 16, 20, 21 and 22 shall survive such termination. In addition, certain terms in the Statement of Work shall also survive the termination of the Agreement if so specified therein. In addition, the parties agree that certain other terms and conditions may, by their nature, survive any termination of this Agreement.

18.      Waiver
         ------

No waiver or forbearance by either party hereto of any rights hereunder in any particular instance shall act to preclude such party from exercising those rights in any other instance.

19.      Assignment
         ----------

The parties shall not assign their rights, duties or obligations under this Agreement, in whole or in part, without the prior written consent of the other party.

20.      Conflict
         --------

The terms and conditions of this Agreement, including all Statements of Work executed pursuant hereto, shall prevail notwithstanding any different or additional terms and conditions of any purchase order or other form for purchase or payment submitted by Customer to Consultant, all of which are hereby rejected.



                                      -6-
                                  CONFIDENTIAL

21.      Headings
         --------

The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

22.      Counterparts
         ------------

This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which when taken together shall constitute one and same agreement.

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed by their respective duly authorized representatives as of the Effective Date.

VENTURE CONSULTING GROUP, INC.                          CUSTOMER


By /s/ Ronald Sacks                                  By /s/ Stephen M. Deixler
   ------------------------------------              -------------------------
                  Signature                                      Signature

Ronald Sacks                                               Stephen M. Deixler
---------------------------------------               -------------------------
                  Print Name                                     Print Name

President and Managing Partner                                 Chairman
---------------------------------------                -------------------------
                  Print Title                                    Print Title

September 18, 2000                                       September 18, 2000
---------------------------------------                  -----------------------
                Print Date                                       Print Date




Form 9902 (v. 1)



                                      -7-
                                  CONFIDENTIAL

                           Master Consulting Agreement

                         Venture Consulting Group, Inc.
                         ------------------------------

                             Statement of Work No. 1

Customer:  ION Networks, Inc.
           ------------------

Customer Address: 1551 South Washington Avenue, Piscataway, NJ 08854

Customer Project Manager:
Name:             Stephen M. Deixler - COB
Address:          1551 South Washington Avenue, Piscataway, NJ 08854

Telephone: 732-529-0100
           ------------
Fax:       732-529-0115
           ------------
E-mail: Stephen.Deixler@ion-networks .com


         This Statement of Work No. 1 ("Statement of Work") is in accordance with and is hereby made a part of the Master Consulting Agreement between Ion Networks, Inc. ("Customer") and Venture Consulting Group, Inc. ("Consultant") with an Effective Date of September 18, 2000, (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict among the terms and conditions of this Statement of Work and the terms and conditions of the Agreement, the terms and conditions of this Statement of Work shall govern and control such conflict. The following services will be performed by Consultant.

1.       Description of Services

          (a) Ron Sacks. Beginning on September 18, 2000, Consultant shall provide the services of Ron Sacks on a full time basis, for a period of 1 year (the "Services"). During this period, Mr. Sacks will work exclusively for Customer except that he will continue in his capacity as the Managing Partner of Venture Consulting Group, Inc. Mr. Sacks will be appointed by the Customer's Board of Directors to the position of interim and acting Chief Executive Officer ("CEO") and will be an officer of Customer. Mr. Sacks will report to the Customer's Board of Directors and shall have all of the rights, privileges, and responsibilities of the CEO as provided in Customer's charter and by-laws, and pursuant to any and all applicable laws, including being accountable for the fiduciary duties and obligations of an officer of Customer. His duties shall include, but not be limited to, assisting in assessing Customer's current business situation, developing a turn-around plan, presenting a turn-around plan to Customer's Board of Directors, and initiating critical elements of the turn-around plan (collectively, the "Deliverables").

          (b) William Gilbert, George Jarrold, and Daniel Hunt. Beginning on September 18, 2000, Consultant shall provide the services of William Gilbert, George Jarrold, and Daniel Hunt (hereinafter referred to as "Advisors") in the capacity of advisors to Mr. Sacks. Each of the Advisors shall devote ten (10) days (a day is defined as nine (9) hours) per quarter to the Customer.

2.       Obligations of Customer

         Mr. Sacks shall report directly to Customer's Board of Directors. The Board of Directors shall appoint Mr. Sacks to the position of Chief Executive Officer of Customer and give him access to its Board of Directors, resources, staff, contractors, and other parties as deemed necessary to complete the Services described herein. Customer shall cover Mr. Sacks under a D&O policy with at least the same rights and coverage provided to all other officers of Customer. Customer will provide proof of such D&O coverage prior to October 15, 2000 and will use reasonable commercial efforts to obtain a waiver of subrogation rights by the insurance company providing the D&O coverage after the execution of this Agreement by Consultant. Mr. Sacks shall be entitled to the same indemnification that is provided to other officers of Customer pursuant to Customer's by-laws, charter and any and all applicable laws.



                                  CONFIDENTIAL

3.       Warranties

         For purposes of Section 1 of this Statement of Work only, add the following to the end of Section 5.3 of the Agreement: "The foregoing exclusive remedy shall not apply to any claims arising out of or resulting from the fraudulent activity of Ron Sacks or the misappropriation of Customer's funds by Ron Sacks. In addition, the foregoing exclusive remedy shall not apply to any claims arising out of or resulting from the willful misconduct or gross negligence of Ron Sacks or of the Advisors in connection with the Services provided by them under this Statement of Work; provided, however, that the total liability for all such claims arising out of or resulting from such willful misconduct or gross negligence shall not under any circumstances, exceed Five Hundred Thousand Dollars ($500,000.00)."

4.       Limitation of Liability

         For purposes of Section 1 of this Statement of Work only, add the following to the end of Section 7.2 of the Agreement: "The foregoing limitations shall not apply to any claims arising out of or resulting from the fraudulent activity of Ron Sacks or the misappropriation of Customer's funds by Ron Sacks. In addition, the foregoing limitations shall not apply to any claims arising out of or resulting from the willful misconduct or gross negligence of Ron Sacks or of the Advisors in connection with the Services provided by them under this Statement of Work; provided, however, that the total liability for all such claims arising out of or resulting from such willful misconduct or gross negligence shall not under any circumstances, exceed Five Hundred Thousand Dollars ($500,000.00)."

5.       Use of Deliverables

         Upon payment of all fees and other amounts as they become due hereunder and provided that Customer is not in material breach of this Agreement, Consultant assigns to Customer all right, title and interest in the Deliverables, which shall thereafter be the sole, exclusive property of Customer.

6.       Fees

(a) Fees for Services of Ron Sacks. Customer shall pay to Consultant a fee of Four Hundred Thousand Dollars ($400,000.00) in consideration of the services of Ron Sacks, to be pro-rated over one (1) year and to be paid as described below.

(b) Fees for Services of Advisors. Customer shall pay to Consultant a fee of One Hundred Thousand Dollars ($100,000.00) in consideration of the services of the Advisors, to be pro-rated over one (1) year and to be paid as described below.

7.       Payment Schedule

         Customer shall pay a retainer fee of Forty Two Thousand Dollars ($42,000.00) to Consultant upon Customer's execution of the Agreement and this Statement of Work. Thereafter payments of the above fees shall be made to Consultant every 2 weeks.

8.       Non-Competition

         Ron Sacks, in his individual capacity, agrees that during the term of the Agreement and for a period of time after termination of the Agreement that is equal to the amount of time in which he provided the Services described in
Section 1(a) of this Statement of Work, up to a maximum of twelve (12) months, he shall not, either directly or indirectly, act or serve in any capacity (including but not limited to as employee, consultant, agent, principal, shareholder, partner, joint venturer) with any of the entities listed on Schedule A annexed hereto. Notwithstanding this Section 8, it is expressly agreed that nothing in the Agreement or Statement of Work will prevent Ron Sacks from continuing in his capacity as Managing Partner of Venture Consulting Group Inc. or, from owning up to ten percent (10%) of any company or business, either privately or publicly held.

         Ron Sacks further agrees that (i) the restrictions described above are reasonable and necessary for the protection of Customer's business interest,
(ii) in the event of any breach of Mr. Sacks' obligations hereunder, Customer will not have an adequate remedy in money or damages, and Customer shall be entitled to obtain injunctive relief against such breach in any court of competent jurisdiction without the necessity of posting a bond even if otherwise normally required, and (iii) such injunctive relief will in no way limit Customer's right to seek or obtain other remedies available to it under applicable law for such breach or threatened breach. If any court determines that any of the restrictions provided for in this Section 6, or any part thereof, is unenforceable because of the duration or scope of such restrictions, such court shall have the power to reduce the duration or scope of such restrictions, as the case may be, and, in their reduced form, such restrictions shall be enforceable.


                                      -2-
                                  CONFIDENTIAL



         The Advisors shall not be bound by the restrictions set forth above. However, each Advisor, in his individual capacity, hereby agrees that in the event they are to perform duties similar or related to the same subject matter as those they perform for Customer during the term of the Agreement, for any entity which is a competitor of Customer, they will advise Customer's Board of Directors in advance of accepting any such duties, and will disclose, to the extent not circumscribed by a non-disclosure and /or confidentiality agreement, the scope and the nature of the duties to be performed for such competitor.

         In the event of any termination of the Agreement, this Section 8 of the Statement of Work, as it applies to Mr. Sacks, shall survive any such termination.

         The Effective Date of this Statement of Work is September 18, 2000.

         IN WITNESS WHEREOF, the parties to this Statement of Work have caused it to be duly executed by their respective duly authorized representatives as of the Effective Date.

VENTURE CONSULTING GROUP, INC.      CUSTOMER


By /s/ Ronald Sacks                                 By /s/ Stephen M. Deixler
   ---------------------------                      ---------------------------
                  Signature                                       Signature

Ronald Sacks                                        Stephen M. Deixler
------------------------------                      ---------------------------
                  Print Name                                      Print Name

President and Managing Partner                         Chairman
------------------------------                      ---------------------------
                  Print Title                                     Print Title

September 18, 2000                                   September 18, 2000
-----------------------------                        --------------------------
                  Print Date                                      Print Date


The undersigned are hereby executing this Statement of Work for the purposes of agreeing to the provisions of Section 8 hereof.

By /s/ Ronald Sacks                            By  /s/  William Gilbert
   ---------------------------------             ------------------------------
         Ron Sacks                                      William Gilbert



By /s/ George Jarrold                          By /s/ Daniel Hunt
   ---------------------------------              ------------------------------
         George Jarrold                                Daniel Hunt


                                      -3-
                                  CONFIDENTIAL